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November 6, 2020

Investar Holding Corporation
10500 Coursey Boulevard
Baton Rouge, Louisiana 70816

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Investar Holding Corporation, a Louisiana corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (“Registration Statement”) filed by the Company with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”), with respect to the registration and public offering by the Company, from time to time, under Rule 415 under the Securities Act, of up to $150,000,000 in aggregate amount of securities of the Company, consisting of the following (collectively, the “Securities”):
(i)shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”);
(ii)shares of one or more series of preferred stock, no par value per share, of the Company (the “Preferred Stock”);
(iii)debt securities, whether senior or subordinated, of the Company (collectively, the “Debt Securities”);
(iv)warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”);
(v)depositary shares, representing a fractional interest in a share of Preferred Stock and evidenced by a depositary receipt (the “Depositary Shares”); and
(vi)units comprised of any combination of Common Stock, Preferred Stock, Debt Securities, Depositary Shares or Warrants (the “Units”).
The Securities may be offered and sold by the Company from time to time on a delayed or continuous basis, all as set forth in the prospectus which forms a part of the Registration Statement, as the same may be amended and supplemented.
The Debt Securities are to be issued under a Senior Debt Indenture (“Senior Indenture”) and a Subordinated Debt Indenture (“Subordinated Indenture”), as applicable, the forms of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”) and are to be entered into, in each case, between the Company and a trustee (the “Trustee”). The Debt Securities are to be issued in the forms set forth in the Indentures.
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.
In rendering the opinions set forth below, we have examined: (i) the articles of incorporation of the Company, as in effect on the date hereof (the “Articles of Incorporation”), (ii) the bylaws of the Company, as in effect on the date hereof (the “Bylaws” and, together with the Articles of Incorporation, the “Organizational Documents”), (iii) the Registration Statement, (iv) the respective forms of Indentures, (v) resolutions of the Board of Directors of the Company (the “Board”) relating to, among other matters, the filing of the Registration Statement,

Investar Holding Corporation
November 6, 2020

and (vi) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.
As to certain facts material to our opinion, we have relied, without independent verification, upon certificates of public officials and officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies. In addition, we have assumed the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.
On the basis of the foregoing, and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act, (ii) the applicable Indenture under which Debt Securities are issued will have been duly authorized, validly executed and delivered by the Company and the other parties thereto, (iii) the applicable Trustee will have been qualified under the Trust Indenture Act of 1939, as amended, (iv) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby, (v) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in compliance with applicable Federal and state securities laws, (vi) a definitive purchase, underwriting or similar agreement with respect to the Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s Organizational Documents and not otherwise reserved for issuance at the time of the issuance thereof, we are of the opinion that:
1.     With respect to any shares of Common Stock, when the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of the shares of the Common Stock, and the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Common Stock), the shares of Common Stock will be validly issued, fully paid and non-assessable.
2.     With respect to any shares of Preferred Stock, when (i) the Board has taken all corporate action necessary to approve the final terms of the issuance and sale of such shares of Preferred Stock, (ii) the terms of the series of Preferred Stock have been duly established in conformity with the applicable Organizational Documents and (iii) the Company has received the consideration therefor, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.
3.     With respect to any Warrants, when (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver a warrant agreement and to authorize the form, terms, execution and delivery of the Warrants and to fix or otherwise determine the consideration to be received for the Warrants; (ii) any shares of Common Stock or Preferred Stock or any Debt Securities purchasable upon exercise of such Warrants, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (iii) the Warrants have been duly executed and sold by the Company against payment therefor in accordance with any applicable warrant agreement, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.    With respect to any Debt Securities, when (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver any necessary supplement to the applicable Indenture and to authorize the form, terms, execution and delivery of the Debt Securities; and (ii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the Indenture, or any applicable supplemental

Investar Holding Corporation
November 6, 2020

indenture, against payment therefor provided for therein, the Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
5.    With respect to any Depositary Shares, when (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver a deposit agreement; (ii) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale; and (iii) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the depositary in accordance with the applicable deposit agreement, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified therein and in the deposit agreement.
6.    With respect to any Units, when (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver a unit agreement and to authorize the form, terms, execution and delivery of the Units and the other Securities underlying the Units; (ii) any shares of Common Stock or Preferred Stock or any Debt Securities, Depositary Shares, or Warrants to be issued pursuant to such Units, have been duly and validly authorized and reserved for issuance and sale; and (iii) the Units and the other Securities underlying the Units have been duly executed and sold by the Company against payment therefor in accordance with any applicable unit agreement, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
The opinions expressed in Paragraphs 3-6 above with respect to the valid and binding nature of obligations may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific performance of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.
This opinion letter has been prepared for use in connection with the Registration Statement. Our opinions may be relied upon exclusively by you and not by any other person without our prior written consent. Our opinions are expressed as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any change in fact, circumstance or law or to advise you of any changes in the foregoing subsequent to the date hereof.
The foregoing opinions are limited to the federal laws of the United States and the laws of the State of Louisiana under the Louisiana Business Corporation Act as in effect on the date of this letter. We express no opinion as to the effect of the laws, statutes, regulations or ordinances of any other jurisdiction or as of a later date.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Fenimore, Kay, Harrison & Ford, LLP
Fenimore, Kay, Harrison & Ford, LLP